Exhibit 10.32

PENNICHUCK CORPORATION
AMENDMENT TO EMPLOYEE RETENTION AGREEMENT

This Amendment to Employee Retention Agreement is entered into as of this 18th day of December, 2006 between Pennichuck Corporation (the "Company") and Donald L. Ware ("Employee").

      WHEREAS, the Company and the Employee entered into an Employee Retention Agreement dated October 3, 2006 (the "Agreement") providing for the payment of compensation to the Employee under certain circumstances, and

WHEREAS, the Company and Employee each desire to amend the Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein the parties agree as follows:

      1.   Amendment. Section 2.2 of the Agreement is hereby amended to delete from the first sentence the term "one-half" and the figure "$78,000.00" and replace them with the phrase "twenty-four percent of" and the figure "$38,000.00," respectively, so as to provide that the Retention Bonus will equal twenty-four percent of Employee's "Base Salary" in effect at the time that the Retention Bonus is payable, but such amount shall be no less than $38,000.00.

2. Ratification. Except as amended as provided in Section 1 above, the Agreement is hereby ratified and confirmed.

EMPLOYEE

Date: December 18, 2006	By:	/S/ DONALD L. WARE

Donald L. Ware

PENNICHUCK CORPORATION

Date: December 18, 2006	/S/ DUANE C. MONTOPOLI

Duane C. Montopoli, President

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